Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Rocky Brands, Inc. and Subsidiaries for the year ended December 31, 2012 of our reports dated March 4, 2013 included in its Registration Statements Form S-3 (No. 333-165170) and on Form S-8 (No. 333-4434, 333-67357, 333-107568 and 333-121756) relating to the consolidated financial statements and schedule and internal controls for the three years ended December 31, 2012, 2011 and 2010 listed in the accompanying index.

Columbus, Ohio

March 4, 2013